     As filed with the Securities and Exchange Commission on April 26, 2000
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 i3 MOBILE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   51-0335359
                      (I.R.S. Employer Identification No.)

                181 Harbor Drive, Third Floor, Stamford, CT 06902
          (Address of Principal Executive Offices, including zip code)

                          1995 Stock Incentive Plan and
                     2000 Stock Incentive Plan (the "Plans")
                            (Full Title of the Plan)


          Stephen G. Maloney                               Copy to:
President and Chief Executive Officer              Michael Hirschberg, Esq.
           i3 Mobile, Inc.                     Piper Marbury Rudnick & Wolfe LLP
    181 Harbor Drive, Third Floor                 1251 Avenue of the Americas
          Stamford, CT 06902                          New York, NY 10020
            (203) 428-3000                              (212) 835-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                         CALCULATION OF REGISTRATION FEE


                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM AGGREGATE
            TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE PER            OFFERING PRICE              AMOUNT OF
                                 REGISTERED(1)         SHARE(2)                                          REGISTRATION FEE
            Common Stock,        2,264,000               $9.08                   $20,565,946                   $5,429
            $0.01 par value


(1) Includes 2,264,000 shares to be registered under the Plans plus such additional indeterminate number of shares of the Common Stock as may be issuable pursuant to certain anti-dilution adjustment provisions thereof.

(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on (a) the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 14, 2000 for 1,006,100 shares not yet subject to options and (b) the actual exercise prices for 1,257,900 shares subject to options (which range from $0.30 to $15.00).




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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 and the statement of availability of Registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1033, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a filer of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff with a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:


         (a) The Prospectus filed with the Commission pursuant to Rule 424(b) on April 6, 2000;

         (b) The Registration Statement on Form S-1 (Registration No. 333-94191) filed by the Registrant on January 7, 2000 and all amendments thereafter; and

         (c)      The description of the Registrant's Common Stock set forth as
                  Item 1 under the caption "Description of Securities" in the Registration Statement on Form 8-A filed by the Registrant pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 31, 2000, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock that may be issued pursuant to options granted under the Plans is being passed upon for the Registrant by Piper Marbury Rudnick & Wolfe LLP, New York, New York.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the Delaware General Corporation Law, which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the Delaware General Corporation Law, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article VIII of the Registrant's Bylaws, as amended, provides for indemnification of the directors and officers of the Registrant to the fullest extent permitted by the Delaware General Corporation Law and for indemnification of the employees and agents of the Registrant in accordance with Delaware law as the board of directors shall determine in its sole discretion. Article Eighth of the Registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability for monetary damages of directors of the Corporation under certain circumstances.

         The Registrant maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Registrant Accordingly, indemnification may occur for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION

4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibits 3.1 through 3.6 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-94191))

4.2      Amended Bylaws of the Registrant (incorporated by reference to Exhibit
         3.7 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-94191))

4.3 1995 Stock Incentive Plan, as amended, and 2000 Stock Incentive Plan (incorporated by reference to Exhibits 4.3 and 10.19 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-94191))

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP as to the legality of the securities being registered

23.1     Consent of PricewaterhouseCoopers LLP

23.2 Consent of Piper Marbury Rudnick & Wolfe LLP (included in Exhibit 5.1 hereto)

24.1 Power of Attorney (included on signature pages of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.


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
                  Provided, however, that paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of April, 2000.

                                 i3 MOBILE, INC.


                                 By:    /s/ Stephen G. Maloney
                                        ----------------------------
                                        Stephen G. Maloney
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Stephen G. Maloney his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                Title                                  Date
---------                                -----                                  ----

                                         President, Chief Executive Officer
 /s/ Stephen G. Maloney                  and Director                           April 26, 2000
----------------------------------------
Stephen G. Maloney

                                         Vice President and Chief Financial
 /s/ Michael P. Neuscheler               Officer                                April 26, 2000
----------------------------------------
Michael P. Neuscheler

                                         Chairman of the Board and Director
 /s/ Robert M. Unnold                                                           April 26, 2000
----------------------------------------
Robert M. Unnold

 /s/ Donald Christino                    Director                               April 26, 2000
----------------------------------------
Donald Christino



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


 /s/ W. Peter Daniels                    Director                               April 26, 2000
----------------------------------------
W. Peter Daniels

 /s/ Kerry J. Dale                       Director                               April 26, 2000
----------------------------------------
Kerry J. Dale

 /s/ James A. Johnson                    Director                               April 26, 2000
----------------------------------------
James A. Johnson

 /s/ J. William Grimes                   Director                               April 26, 2000
----------------------------------------
J. William Grimes



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
                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1 Restated Certificate of Incorporation of the Registrant, as amended*

4.2               Amended Bylaws of the Registrant*

4.3               1995 Stock Incentive Plan, as amended, and 2000 Stock
                  Incentive Plan*

5.1 Opinion of Piper Marbury Rudnick & Wolfe LLP as to the legality of the securities being registered**

23.1              Consent of PricewaterhouseCoopers LLP**

23.2              Consent of Piper Marbury Rudnick & Wolfe LLP (included in
                  Exhibit 5.1 hereto)**

24.1 Power of Attorney (included on signature pages of this Registration Statement).


* Filed as an Exhibit to the Registration Statement on Form S-1, as amended (Registration No. 333-94191).

**       Filed herewith.






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